June 5, 2003
Businesswire
1185 Avenue of the Americas, 3rd Floor
New York, NY  10036

FROM: William A. Smith, Jr.   ACCOUNT:   Graham Corporation
      Smith Law Office                   20 Florence Avenue
      21 Callingham Road                 Batavia, NY  14020
      P.O. Box 841
      Pittsford, NY  14534               ATT:  Carole M. Anderson

Please distribute the following press release on your National wire.

Please send us by fax (585-343-1177) copies of Dow Jones, Reuters, and any other wire service reports of this release when you receive them.

QUOTE

FOR GRAHAM CORPORATION

Company Contact:  J. Ronald Hansen
Batavia, New York  14020 - Phone (585) 343-2216

PRESS RELEASE
FOR IMMEDIATE RELEASE:
June 5, 2003

                   GRAHAM CORPORATION ANNOUNCES RESULTS
          FOR FISCAL YEAR AND FOURTH QUARTER ENDED MARCH 31, 2003

     Batavia, N.Y. (June 5, 2003) -- Graham Corporation (GHM:ASE) today reported results for the fiscal year and fourth quarter ended March 31, 2003.

     Sales for the fiscal year ended March 31, 2003 were $49,378,000. Net income for the year was $133,000 or diluted earnings per share of $.08. Sales for the fourth quarter of the fiscal year were $14,070,000. Net income for the fourth quarter was $1,120,000 or diluted earnings per share of $.67. Two significant transactions affected the fourth quarter. The Company had reserved capacity in previous quarters for a large electrical power condenser that was placed on hold. During the fourth quarter this order was formally cancelled, which resulted in a before income tax gain of $1,801,000. Also, the Company recorded a provision for employee severance expense of $658,000.

     By comparison, sales for the previous fiscal year were $47,396,000 producing a net income of $2,305,000, or diluted earnings per share of $1.38. Sales for the fourth quarter of the previous fiscal year were $11,923,000 producing net income of $2,211,000 or diluted earnings per share of $1.32. Four electric power condenser orders were cancelled in the fourth quarter. The effect on income before tax of these terminated orders was $3,989,000.






<PAGE 2>
     New orders for the fiscal year ended March 31, 2003 were $40,596,000 compared to $54,464,000 for the previous full fiscal year. New orders for the fourth quarter of the fiscal year ended March 31, 2003 were
$12,372,000, the highest level of quarterly bookings for the year. This compares to $16,764,000 for the fourth quarter of the previous fiscal year and to $8,790,000 for the third quarter of the fiscal year ended March 31, 2003.

     Consolidated backlog on March 31, 2003 was $25,069,000 compared to $33,871,000 on March 31, 2002.

     Al Cadena, President and Chief Executive Officer of Graham, commented, "Graham's markets continue to be extremely competitive. However, we see new opportunities coming from overseas markets such as China. We have re-sized the Company to bring its cost structure into line with anticipated conditions. The Company remains in a very strong financial position, enabling it to take advantage of such opportunities as we may identify for expanding the product base. We will continue executing our strategies for developing new products to increase the breadth of our vacuum product line. This is one of our important investments in the Company's future."

     Graham designs and builds vacuum and heat transfer equipment for process industries throughout the world. It is a worldwide leader in vacuum technology. The principal markets for Graham's equipment are the chemical, petrochemical, petroleum refining and electric power generating industries, including cogeneration and geothermal plants. Other markets served include metal refining, pulp and paper, shipbuilding, water heating, refrigeration, desalination, food processing, drugs, heating, ventilating and air conditioning. Graham's ejectors, liquid ring and dry vacuum pumps, condensers, heat exchangers and other products, sold either as components or as complete systems, are used by its customers to produce synthetic fibers, chemicals, petroleum products (including gasoline), electric power, processed food (including canned, frozen and dairy products), pharmaceutical products, paper, steel, fertilizers and numerous other products used everyday by people throughout the world.

     This  press  release  contains forward-looking statements  within  the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Graham's Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect,
actual   results  may  vary  in  material  aspects  from  those   currently
anticipated.













<PAGE 3>
                                GRAHAM CORPORATION

SUMMARY OF CONSOLIDATED SALES AND EARNINGS

                           Three Months Ended        Twelve Months Ended
                              (Unaudited)                 (Audited)
                         March 31,     March 31,    March 31,     March 31,
                           2003          2002         2003          2002
                         ---------     ---------    ---------     ---------
Net Sales              $14,070,000  $11,923,000   $49,378,000  $47,396,000

Costs and Expenses      13,531,000   12,555,000    50,329,000   47,908,000

Other Income            (1,143,000)  (3,989,000)   (1,143,000)  (3,989,000)
Income Before Income
Taxes                    1,682,000    3,357,000       192,000    3,477,000
Provision for Income
Taxes                      562,000    1,146,000        59,000    1,172,000

Net Income               1,120,000    2,211,000       133,000    2,305,000

Per Share Data
  Net Income - Basic         $0.67        $1.33         $0.08        $1.40

               Diluted        0.67         1.32          0.08         1.38






























<PAGE 4>
                                GRAHAM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET (AUDITED)

                                                    March 31,     March 31,
                                                      2003            2002
                                                    ---------     ---------
ASSETS
  Cash and cash equivalents                         $   217,000 $ 2,901,000
  Investments                                         6,446,000   2,496,000
  Accounts Receivable                                 7,295,000  17,053,000
  Inventories                                        10,341,000   8,342,000
  Prepaid Expenses and Other Current Assets           2,472,000   1,595,000
                                                    ----------- -----------
    Total Current Assets                             26,771,000  32,387,000
  Property, Plant & Equipment - Net                   9,808,000   9,726,000
  Other Assets                                        1,701,000   1,591,000
                                                    ----------- -----------
    Total                                           $38,280,000 $43,704,000
                                                    =========== ===========
LIABILITIES & SHAREHOLDERS' EQUITY
  Short-Term Debt & Current Portion
   of Long-Term Debt                                $ 1,604,000 $ 1,135,000
  Accounts Payable                                    4,629,000   4,333,000
  Other Current Liabilities                           7,759,000  13,107,000
                                                    ----------- -----------
    Total Current Liabilities                        13,992,000  18,575,000
  Long-Term Debt                                        127,000     150,000
  Deferred Liabilities                                5,368,000   5,343,000
  Shareholders' Equity                               18,793,000  19,636,000
                                                    ----------- -----------
    Total                                           $38,280,000 $43,704,000
                                                    =========== ===========

END QUOTE